UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 14, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On July 9, 2009, Geron Corporation (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-160498) (the “2009 Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, $0.001 par value (the “Common Stock”), preferred stock, warrants and debt securities with a maximum aggregate offering price of $250,000,000, which 2009 Registration Statement was declared effective on July 22, 2009.

     On January 14, 2010, the Company entered into a Securities Purchase Agreement with certain institutional investors in connection with the offering of (i) an aggregate of 2,700,000 shares of Common Stock (the “Exchange Shares”) in exchange for the cancellation of warrants to purchase 1,434,426 shares of Common Stock, originally issued on November 10, 2004 and amended and restated on December 19, 2007, (the “2004 A Warrants”), warrants to purchase 3,000,000 shares of Common Stock, originally issued on December 13, 2006 and amended and restated on December 19, 2007, (the “2006 A Warrants”), and warrants to purchase 1,125,000 shares of Common Stock, originally issued on February 26, 2007 and amended and restated on December 19, 2007, (the “2007 D Warrants” and, together with the 2004 A Warrants and the 2006 A Warrants, the “Exchanged Warrants”), (ii) an aggregate of 1,481,481 shares of Common Stock (the “Shares”), (iii) warrants to purchase an aggregate of 740,741 additional shares of Common Stock (the “2010 Warrants”), and (iv) the shares of Common Stock to be issued upon exercise of the 2010 Warrants (the “Warrant Shares”), all of which are being issued pursuant to the 2009 Registration Statement and a prospectus supplement filed with the Commission on January 15, 2010 (“the Offering”). The Company received proceeds from the sale of the Shares and 2010 Warrants equal to approximately $10.0 million and the cancellation of the Exchanged Warrants. The Company arranged the financing directly with the investors and the proceeds will be used to fund research and development, including clinical trials for the Company’s product candidates and working capital and other general corporate purposes.

     The 2010 Warrants are exercisable from time to time at a price of $6.75 per share of Common Stock during the period from January 15, 2010 until October 31, 2010. The Company would receive additional proceeds of approximately $5.0 million upon the full exercise of the 2010 Warrants.

     Pursuant to the terms of the Securities Purchase Agreement, a number of shares equal to the number of Exchange Shares cannot be sold during the 12 month period from the date of issuance unless the sales are at prices in excess of $9.11 per share.

     At the time of entering into the Securities Purchase Agreement, all the Exchanged Warrants had an exercise price of $6.80 per share. The 2004 A Warrants were to expire on November 10, 2011 and the 2006 A Warrants and 2007 D Warrants on December 15, 2011.

     The Company’s Press Release with respect to the Offering, dated January 15, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

	4.1	Form of 2010 Warrant to be issued by the Company to certain purchasers.

	5.1	Opinion of Latham & Watkins LLP.

	99.1	Press Release of Geron Corporation, dated January 15, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: January 15, 2010	By:	/s/ David L. Greenwood
David L. Greenwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 2010 Warrant to be issued by the Company to certain purchasers.
5.1	Opinion of Latham & Watkins LLP.
99.1	Press Release of Geron Corporation, dated January 15, 2010.